EXHIBIT 21.1

                   SUBSIDIARIES OF PARK ELECTROCHEMICAL CORP.
                   ------------------------------------------

         The following table lists all Park's directly and indirectly owned subsidiaries and the jurisdiction in which each such subsidiary is organized.

                                                               Jurisdiction of
Name                                                           Incorporation
----------------------------------------------------------     ---------------
Grand Rapids Die Casting Corp.                                 Michigan
Metclad International Corp.                                    Delaware
Nelco Products, Inc.                                           Delaware
Nelco Products Pte. Ltd.                                       Singapore
Nelco Products Sdn. Bhd.                                       Malaysia
Nelco STS, Inc.                                                Delaware
Nelco Technology, Inc.                                         Delaware
Nelco Technology (Zhuhai FTZ) Ltd.                             China
Nelcote, Inc.                                                  Connecticut
Neltec, Inc.                                                   Delaware
Neltec Europe SAS                                              France
Neltec SA                                                      France
Neluk, Inc.                                                    Delaware
New England Laminates Co., Inc.                                New York
New England Laminates (U.K.) Ltd.                              England
Park Advanced Product Development Corp.                        Delaware
Park Nelco B.V.                                                Netherlands
ParkNelco SNC                                                  France
Technocharge Limited                                           England
Zin-Plas Corporation                                           Michigan
Zin-Plas Marketing and Business
  Development Corporation                                      Michigan